Exhibit 99.1

Press Release	Media Relations Contact: Brian Ziel (831.439.5429) brian.ziel@seagate.com Investor Relations Contact: Rod Cooper (831.439.2371) rod.j.cooper@seagate.com

SEAGATE RESTRUCTURES TO FURTHER REDUCE OPERATING COSTS

SCOTTS VALLEY, CA – May 13, 2009 – Seagate Technology (NASDAQ: STX) today announced it has initiated a restructuring plan that includes a reduction of approximately 1,100 employees or 2.5% of the company’s global workforce. This reduction is required to support a targeted run rate of product development and marketing and administrative costs of less than $300 million per quarter and to position the company to be cash flow and earnings positive within its fiscal year 2010.

The restructuring plan, which the company expects to be largely complete by the end of July 2009, is expected to result in total pretax restructuring charges of approximately $72 million. These charges will primarily be incurred in the June 2009 quarter and consist mainly of cash based employee termination costs which are expected to be substantially paid in the September 2009 quarter. The annual savings generated from this restructuring action is expected to be approximately $125 million.

Since the beginning of fiscal year 2009, and including today’s announcement, the company has reduced its global headcount through attrition and restructuring, resulting in a reduction in the company’s labor costs in excess of 25%. In addition, Seagate previously announced the realignment of its organizational structure to increase efficiency, as well as the closures of two recording media facilities and its Pittsburgh research facility, company-wide salary reductions announced in January 2009, and other cost reduction initiatives. Seagate continues to assess options to further reduce manufacturing operating costs.

About Seagate

Seagate is the worldwide leader in hard disk drives and storage solutions. Learn more at http://www.seagate.com

Seagate Restructures to Further Reduce Operating Costs

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the company’s future operating and financial performance, current expectations regarding its restructuring plans and the associated projected cost savings, customer demand for its products and general market conditions. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties and other factors may be beyond the company’s control. In particular, uncertainty in global economic conditions pose a risk to the overall economy as consumers and businesses may defer purchases in response to tighter credit and negative financial news. Such risks and uncertainties also include the company’s ability to achieve projected cost savings in connection with its restructuring plans; the company’s ability to reduce other expenses to achieve targeted product development and marketing and administrative costs; the impact of the variable demand and the aggressive pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; and the impact of competitive product announcements and possible excess industry supply with respect to particular disk drive products. Information concerning risk, uncertainties and other factors that could cause events to differ materially from those described in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 13, 2008 and in the company’s Quarterly Report on Form 10-Q as filed with the SEC on May 6, 2009, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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